VeruTEK TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

TOGETHER WITH

INDEPENDENT AUDITORS’ REPORT

 VeruTEK Technologies, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
VeruTEK Technologies, Inc.

We have audited the accompanying balance sheet of VeruTEK Technologies, Inc. (the "Company") as of December 31, 2006, and the related statements of operations, changes in stockholders' deficiency, and cash flows for the period from February 1, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VeruTEK Technologies, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period from February 1, 2006 (inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a working capital deficiency of $1,206,987 as of December 31, 2006 and sustained a net loss of $4,226,149 for the period from February 1, 2006 (inception) through December 31, 2006. VeruTEK Technologies, Inc. is also not in compliance with certain provisions of its bank debt agreement which provides the bank with the right to demand repayment currently. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Carlin, Chavron & Rosen, LLP
Glastonbury, Connecticut
May 7, 2007

VeruTEK Technologies, Inc.
Balance Sheet
December 31, 2006

ASSETS

Current assets:
Cash	$68,519
Accounts receivable	220,412
Other current assets	20,235
Total current assets	309,166

Property and equipment, net	148,093

Other assets	506
Total assets	$457,765

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
Revolving credit facility note	$349,407
Current portion of capital lease obligations	7,480
Current portion of long-term debt	172,180
Due to officers/directors	600,000
Accounts payable	151,416
Accrued payroll and benefits	202,976
Other current liabilities	32,694
Total current liabilities	1,516,153

Other Liabilities:
Capital lease obligations, less current portion	7,349
Long term debt, less current portion	23,319
Total liabilities	1,546,821

Stockholders' Deficiency:
Common stock, Class A, voting, $.001 par value;
10,000 shares authorized, issued and outstanding	10
Common stock, Class B, Non-voting, $.001 par value;
20,000 shares authorized, 10,150 shares issued
and outstanding	10
Additional paid-in capital	3,137,073
Accumulated deficit	(4,226,149)
Total stockholders' deficiency	(1,089,056)
Total liabilities and stockholders' deficiency	$457,765

See accompanying notes to financial statements.

VeruTEK Technologies, Inc.
Statement of Operations
For the Period From February 1, 2006 (Inception) through
December 31, 2006

Net revenues	$1,650,143

Costs and expenses:
Costs of revenues	2,313,609
Selling, general and administration	361,298
Research and development	3,178,805
Interest expense	22,580
Total costs and expenses	5,876,292

Net loss	$(4,226,149)

Weighted average common shares outstanding	18,310

Basic net loss per common share	$(230.81)

See accompanying notes to financial statements.

VeruTEK Technologies, Inc.
Statement of Changes in Stockholders' Deficiency
For the Period From February 1, 2006 (Inception) through December 31, 2006

	Common Stock, Class A		Common Stock, Class B		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Common stock issued in connection with
Incorporation (February 1, 2006):	10,000	$10	10,000	$10	$3,099,986	$-	$3,100,006

Stock issued - employee compensation	-	-	150	-	21,657	-	21,657

Employee compensation - unvested share-
based payments	-	-	-	-	15,430	-	15,430

Net loss	-	-	-	-	-	(4,226,149)	(4,226,149)
Balance, December 31, 2006	10,000	$10	10,150	$10	$3,137,073	$(4,226,149)	$(1,089,056)

See accompanying notes to financial statements.

VeruTEK Technologies, Inc.
Statement of Cash Flows
For the Period From February 1, 2006 (Inception) through
December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,226,149)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation expense	25,736
Research and development expense - value of transferred technology	3,100,000
Compensation expense due to officers/directors	600,000
Compensation expense pursuant to common stock issued
to employees	37,087
Changes in operating assets and liabilities:
Accounts receivable	(220,412)
Other current assets	(20,741)
Accounts payable	151,416
Accrued payroll and benefits	202,976
Other current liabilities	32,694
Net cash used in operating activities	(317,393)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(123,663)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility note, net	349,407
Proceeds from long-term debt	172,500
Proceeds from issuance of common stock	6
Repayments of long-term debt	(7,529)
Repayments on capital lease obligations	(4,809)
Net cash provided by financing activities	509,575

NET INCREASE IN CASH	68,519

CASH, beginning of period (inception)	-
CASH, end of period	$68,519

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$22,580

Noncash disclosure of investing and financing activities:
Purchase of property and equipment through the assumption of capital
lease obligations	19,638
Purchase of property and equipment through the assumption of long-term debt	30,528

See accompanying notes to financial statements.

VeruTEK Technologies, Inc.
Notes to Financial Statements
December 31, 2006

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION OF BUSINESS

VeruTEK Technologies, Inc. (the “Company”) was incorporated as a Delaware Corporation on February, 1, 2006. The Company was formed to develop and commercialize new technologies in the field of environmental remediation. The Company provides technical and consulting services to clients to resolve complex environmental remediation matters at a wide range of waste sites, principally by combining surfactant and oxidant chemistries.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

The Company records an allowance for doubtful accounts based on the Company’s estimated losses resulting from the inability of its customers to make required payments. The Company did not require an allowance for doubtful accounts as of December 31, 2006.

PROPERTY AND EQUIPMENT

Property and equipment is carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method utilizing asset lives that range from 5 to 7 years. Renewals and improvements that extend the useful lives of assets are capitalized. Capitalized leased assets are depreciated over the estimated useful lives of the equipment. Expenditures for maintenance and repairs are charged to expense as incurred.

REVENUE RECOGNITION

The Company generates revenue by providing technical and consulting services related to environmental remediation. Revenues related to technical and consulting services are generally billed on a time and materials basis in accordance with agreed-upon billing rates and recognized in the period such services were provided.

Certain technical services provided by the Company are provided on a fixed price basis and the customer is billed a specific fee upon the completion of the agreed-upon service. For fixed price contracts, the Company bills the customer when applicable tasks are completed in accordance with agreed-upon acceptance criteria. Revenues related to fixed price contracts comprise approximately 1.3% of the Company’s total revenues for the period from February 1, 2006 (inception) through December 31, 2006.

VeruTEK Technologies, Inc.
Notes to Financial Statements
December 31, 2006

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RESEARCH AND DEVELOPMENT

Research and development expenses includes the fair value of proprietary technology and “know-how” transferred to the Company by its officers/directors (see Note 12), and payroll, employee benefits, depreciation and direct expenses associated with the discovery and development of new technologies related to environmental remediation. Research and development costs are expensed as incurred.

INCOME TAXES

The Company has elected to be treated as an S corporation under sections of the federal and state income tax laws which provide that, in lieu of federal and state corporate income taxes, all income, deductions, losses and credits pass through to the stockholders for them to report on their personal tax returns. Therefore, these financial statements do not include any provision for federal or state corporate income taxes.

NOTE 2 -	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As shown in the accompanying financial statements, the Company has a working capital deficiency of $1,206,987 and has sustained a net loss of $4,226,149 for the period from February 1, 2006 (inception) through December 31, 2006. As is typical with early stage growth companies, the 2006 loss is largely a result of business development expenses as well as investment in infrastructure for growing the Company’s business and operations. The Company is also not in compliance with certain provisions of its revolving credit facility and term note with Webster Bank which provides the bank with the right to demand repayment currently (See Notes 7 and 8). These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Management believes that the Company will be successful in its efforts to adequately meet its capital needs and continue to grow its business. In the first quarter of 2007, the Company raised $600,000 through the issuance of convertible debt to accredited investors (See Note 8).

The Company has also executed a letter of understanding to effect a reverse merger transaction (see Note 15) pursuant to which the Company expects to raise approximately $1.35 million, net of transaction commissions and expenses. The reverse merger will be with an unrelated public company following which the Company will become the sole operating entity. Concurrent with the reverse merger, the Company will issue $1.6 million of 6% secured convertible notes and warrants. The notes will be convertible under certain conditions into shares of the Company’s common stock. The Company would agree to effect the registration of the shares to be converted through notes and warrants under the Securities Act of 1933 pursuant to a registration rights agreement. The transaction (collectively referred to as the “Merger”) is expected to close on or about May 8, 2007.

VeruTEK Technologies, Inc.
Notes to Financial Statements
December 31, 2006

NOTE 3 -	CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains its cash accounts at high quality financial institutions with balances, at times, in excess of federally insured limits. The Company controls this risk by selecting high quality financial institutions to hold such cash deposits.

The Company controls credit risk associated with trade receivables through credit approvals, customer limits and monitoring procedures. The Company has three customers that accounted for one hundred percent of its revenues for the period from February 1, 2006 (inception) through December 31, 2006.

NOTE 4 -	LOSS PER SHARE

The computation of basic net loss per common share is based on the weighted-average number of common shares outstanding. The Company did not issue any potentially dilutive common stock instruments during the period from February 1, 2006 (inception) through December 31, 2006.

NOTE 5 -	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2006 consists of the following:

Machinery and equipment	$136,913
Furniture and fixtures	36,916
173,829
Less: accumulated depreciation	25,736

Net property and equipment	$148,093

Depreciation expense for the period from February 1, 2006 (inception) through December 31, 2006 totaled $25,736.

VeruTEK Technologies, Inc.
Notes to Financial Statements
December 31, 2006

NOTE 6 -	LEASE COMMITMENTS

CAPITAL LEASES

The Company is obligated under various capital leases for computer equipment. The leases require monthly payments ranging from $303 to $477, expiring on various dates through April, 2009. The net book value of equipment under capital leases at December 31, 2006 was $16,948.

The future minimum lease payments and the present value of the payments at December 31, 2006 are as follows:

Year ending December 31,
2007	$9,358
2008	6,329
2009	2,386

Total minimum lease payments	18,073
Less: amount representing interest	3,244
Present value of minimum lease payments	14,829
Less: current portion	7,480
Long-term portion	$7,349

OPERATING LEASES

The Company leases certain office equipment under operating leases which expire through 2010. Future minimum lease payments under these operating leases are as follows:

Year ending December 31,
2007	$2,895
2008	2,895
2009	2,895
2010	83
Total minimum lease payments	$8,768

The Company also leases its office premises under a month-to-month lease.

Rent expense for the period from February 1, 2006 (inception) through December 31, 2006 totaled $13,926.

VeruTEK Technologies, Inc.
Notes to Financial Statements
December 31, 2006

NOTE 7 -	REVOLVING CREDIT FACILITY NOTE

On May 26, 2006 the Company entered into a $350,000 revolving credit facility (the “Facility”) with Webster Bank of Waterbury, Connecticut (the “Bank”). The Facility will be available through May 25, 2007 and carries an interest rate equal to the prime rate (as announced day to day by the Bank), plus one percent. The Facility is collateralized by the assets of the Company, including but not limited to all accounts receivable, inventories, fixed assets, intangible assets, patents, licenses and trade secrets, as applicable. The Facility is also subject to personal guarantees of certain officers and directors of the Company. Amounts due under the Facility note totaled $349,407 as of December 31, 2006.

The Company is subject to certain financial and non-financial covenants. The Company was not in compliance with one of the covenants (See Note 8).

NOTE 8 -	LONG-TERM DEBT

A summary of long-term debt as of December 31, 2006 is as follows:

Term note due August 16, 2011, interest at 9.25% - subject to acceleration for covenant default (see subsection below entitled "Webster Bank Default")	$77,796
Vehicle financing loan due May 9, 2012, interest at 7.99%	27,703
Advance on bridge loan due May 31, 2008, interest at 10.0%	90,000

Long-term debt	195,499
Less: current portion	172,180
$23,319

TERM NOTE

On September 16, 2006 the Company entered into a term note agreement (the “Term Note”) with the Bank in an original principal amount of $82,500 to finance certain equipment purchases. The Term Note carries an interest rate of 9.25% and requires 60 monthly payments of principal and interest. The Term Note is collateralized by the assets of the Company, including but not limited to all accounts receivable, inventories, fixed assets, intangible assets, patents, licenses and trade secrets, as applicable. The Term Note is also subject to personal guarantees of certain officers and directors of the Company.

VeruTEK Technologies, Inc.
Notes to Financial Statements
December 31, 2006

NOTE 8 -	LONG-TERM DEBT (Continued)

VEHICLE FINANCING

On March 25, 2006 the Company completed financing for the purchase of a vehicle used in its operations. The loan carries a 7.99% interest rate. The loan is collateralized by the vehicle and a personal guarantee of a director.

BRIDGE LOAN

On January 4, 2007 the Company secured a $600,000 bridge loan (the “Bridge Loan”) to support development plans and fund operations. The Bridge Loan is intended to provide the Company with capital until it secures additional financing. The Bridge Loan carries a stated interest rate of 10% which, under the terms of the Bridge Loan, is payable beginning on May 31, 2007. The Company incurred $65,000 in debt issuance costs which will be amortized through May 31, 2008. The Bridge Loan matures upon the earlier of (a) completion of an equity financing transaction, or (b) May 31, 2008. Upon completion of an equity financing transaction, the Bridge Loan is convertible to common shares of the Company at 80% of the market price of the Company’s common shares. In accordance with the terms of the Bridge Loan, the Company has issued warrants to the holders of the Bridge Loan which are exercisable upon the completion of an equity financing transaction. The warrants entitle the holders to purchase shares of common stock of the Company equal to the number of shares converted under the Bridge Loan at a price of $1.50 per share. The Bridge Loan is collateralized by the assets of the Company, including but not limited to all accounts receivable, inventories, fixed assets, intangible assets, patents, licenses and trade secrets, as applicable. As of December 31, 2006, holders of the notes had advanced the Company $90,000 in anticipation of the Company entering into the Bridge Loan agreement. Since the amount represents an advance, it has been reflected in the current portion of long-term debt as of December 31, 2006.

The Bridge Loan contains an embedded beneficial conversion feature because the conversion price of the Bridge Loan is less than the fair value of the Company’s common stock. The value of the beneficial conversion feature and associated warrants is dependent upon the conversion ratio of existing shares of the Company’s common stock to shares of the Company’s common stock after completion of an equity financing transaction. The value of the warrants and consequently the value of the beneficial conversion feature cannot be determined until a conversion ratio for an equity financing transaction has been established. Accordingly, the total value of the beneficial conversion feature will be recognized as interest expense upon completion of an equity financing transaction Conversion of the Bridge Loan to common stock and exercising of the attached warrants by holders of the Bridge Loan could potentially dilute earnings per share in future periods. Dilution would occur as additional common share equivalents are included in the earnings per share calculation. The dilution from such an occurrence is dependent upon the market price realized assuming a future equity financing transaction.

VeruTEK Technologies, Inc.
Notes to Financial Statements
December 31, 2006

NOTE 8 -	LONG-TERM DEBT (Continued)

WEBSTER BANK DEFAULT

As a result of the Company entering into the Bridge Loan financing arrangement on January 4, 2007, the Company is not in compliance with certain provisions of the Facility and the Term Note and thus is in default. As a result, the stated interest rates for the Facility and the Term Note may be increased and repayment of the Facility and Term Note may be subject to acceleration. As a result of this default, the Bank could elect to increase the stated interest rate for the Facility to the prime rate plus 5% and increase the stated rate for the Term note to 13.25%. Should the Bank choose to accelerate the Facility or the Term Note, all interest and principal would become due and payable immediately. Accordingly, the Term Note and the Facility have been classified as current liabilities as of December 31, 2006. As of May 7, 2007, the Bank has not yet elected to increase the respective interest rates or accelerate the repayment of the Facility or the Term Note.

NOTE 9 -	CAPITAL STOCK

The Company is authorized to issue 10,000 shares of Class A common stock and 20,000 shares of Class B common stock, each with a par value of $0.001 per share. As of December 31, 2006 there were 10,000 Class A common shares and 10,150 Class B common shares outstanding. Each class has equal and identical rights and privileges for all purposes and in all respects except that the Class B Common Stock has no voting rights or authority with respect to the management and operation of the Company, except as may be otherwise required by law.

NOTE 10 -	STOCK BASED COMPENSATION

During 2006, the Company granted certain key employees shares of Class B common stock as part of the Company’s offer of employment. The purpose was to enable the Company to retain and motivate such employees. The grants consisted of 150 shares that vested within 30 to 75 days from their respective dates of employment and 150 shares that vest on the one year anniversary of employment. The grants have been recognized ratably over the vesting periods as compensation expense. Compensation expense of $37,087 was recognized for the period from February 1, 2006 (inception) through December 31, 2006. There were 150 shares that vested during 2006.

VeruTEK Technologies, Inc.
Notes to Financial Statements
December 31, 2006

NOTE 11 -	EMPLOYMENT AGREEMENTS

The Company has employment agreements dated May 4, 2007 with Mr. John Collins, President and Chief Executive Officer (Mr. Collins) and Mr. George Hoag, Senior Vice President, Research and Development (Mr. Hoag) (collectively the “Agreements”). Mr. Collins’ agreement includes a base salary of $250,000 per annum and Mr. Hoag’s agreement includes a base salary of $350,000 per annum. Mr. Collins and Mr. Hoag are also owed $300,000 for compensation earned in 2006, payable at a future unspecified date and subject to the approval of convertible note holders under the terms of the anticipated reverse merger (see Note 15). These amounts totaling $600,000 are included in due to officers/directors in the accompanying balance sheet. The Agreements also include the following:

a.	annual incentive payments equal to 50% of base salary to be paid at the discretion of the Board of Directors;

b.	participation in any future stock option program offered by the Company, so long as their respective equity holding is less than 10% of the total equity of the Company;

c.	participation in a profit sharing plan, if approved and implemented by the Board of Directors;

d.	twenty days of paid vacation annually;

e.	severance payment in the event of termination not for cause of one year’s salary and bonus compensation which coincides with a one year non-compete agreement;

f.	a provision whereby the parties agreed that the Agreements shall supersede any other prior or contemporaneous agreements regarding the employees’ provision of services to the Company.

NOTE 12 -	CONTRIBUTED TECHNOLOGY

Effective February 1, 2006, Mr. Collins and Mr. Hoag transferred proprietary technology and “know-how” to the Company. In accordance with FAS 2, “Accounting for Research and Development Costs,” the fair value of the transferred technology at February 1, 2006 (inception) of $3,100,000 was immediately recognized as research and development expense and additional paid-in capital.

NOTE 13 -	RELATED PARTIES

Certain officers and directors have provided personal guarantees in connection with certain of the Company’s financing transactions (See Notes 7 and 8).

At December 31, 2006, there are amounts due to certain officers and directors in connection with employment agreements (See Note 11).

During 2006, Mr. Peter G. Perakos, a director of the Company, arranged for certain legal services that were provided to the Company by a third party and for the payment of certain filing fees on behalf of the Company. Mr. Perakos was reimbursed $15,552 for services arranged and fees paid on behalf of the Company.

During 2006, Mr. Perakos and Mr. Hoag provided working capital loans to the Company. All such loans were repaid during 2006.

VeruTEK Technologies, Inc.
Notes to Financial Statements
December 31, 2006

NOTE 14 -	EMPLOYEE RETIREMENT PLAN

The Company offers employees the opportunity to contribute to a 401(k) plan that is administered by a third party. The Company matches 100% of the first $5,000 contributed by employees and matches 25% of additional contributions made by employees up to a maximum of $2,500. As of December 31, 2006, the Company has not funded the matching contributions and, as a result, has recorded $28,294 in accrued payroll and benefits in the accompanying balance sheet.

NOTE 15 -	SUBSEQUENT EVENTS

BRIDGE LOAN

As described in Note 8, the Company entered into a Bridge Loan financing arrangement on January 4, 2007. Also, as discussed in Note 8, the execution of this arrangement resulted in the default of certain provisions of the revolving Loan Facility and Term Note. All interest and principal would become immediately due and payable if Webster Bank should choose to accelerate the Facility or the Term Note.

REVERSE MERGER

On March 28, 2007, the Company executed a letter of understanding for the purpose of securing additional financing. Pursuant to this letter, the Company expects to raise approximately $1.35 million, net of transaction commissions and expenses. The transaction includes a share exchange whereby the Company and its shareholders will become the majority owners of an unrelated public company. Concurrent with the acquisition, the Company will issue approximately $1.6 million of 6% secured convertible notes and warrants. The notes will be convertible under certain conditions into shares of the Company’s common stock. The Company would agree to effect the registration of the shares to be converted through notes and warrants under the Securities Act of 1933 pursuant to a registration rights agreement. The transaction (collectively referred to as the “Reverse Merger”) is expected to close on or about May 8, 2007.